EXHIBIT 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: April 21, 2003

a.	Aggregate Amount of Collections	$323,588,197.98
	Aggregate Amount of Non-Principal Collections	$2,533,383.45
	Aggregate Amount of Principal Collections	$321,054,814.53
	Pool Balance	$900,179,539.86
	Residual Participation Amount	$400,179,539.86
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	55.54%
	Principal Allocation Percentage	N/A

c.	Total Amount Distributed on Series 2000-1	$639,444.44

d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2000-1	$639,444.44

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$750,149.62
	Noteholder Monthly Servicing Fee	$416,666.67

j.	Controlled Deposit Amount	$0.00

k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00

l.	Available Subordinated Amount	$90,770,083.61

m.	Carry-over Amount	$0.00

n.	Reserve Account Balance	$1,750,000.00

o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER		Page 1
21-Apr-03	VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY
	From	To	Days

Current Interest Period	3/20/2003	4/20/2003	32
Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$908,654,896.02
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$90,770,083.61
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$88,690,352.45
Incremental Subordinated Amount (previous period)	$40,745,146.97

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00

Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00

1-month LIBOR Rate (annualized)	1.2837500%
Certificate Coupon (annualized)	1.4388%
Prime Rate (annualized)	4.2500000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2812500%

TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$857,588,811.24
Pool Balance at the Ending of Period	$900,179,539.86
Average Aggregate Principal Balance	$878,884,175.55
Aggregate Principal Collections	$321,054,814.53
New Principal Receivables	$363,645,543.15
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.53%
Weighted Average Interest Rate	3.72%
Previously waived Monthly Servicing Fee	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$48,726,944.57
Used Vehicle Percentage	5.413%
Used Vehicle Percentage During Last Collection Period	5.210%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$41,073,874.62
Largest Dealer Percentage	4.789%

Aggregate Principal Amount of Receivables of Dealers over 2%	$70,353,894.34

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$323,588,197.98
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,533,383.45
Investment Proceeds	$3,423.18
Aggregate Amount of Principal Collections	$321,054,814.53
Asset Receivables Rate	1.522%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A

PAYMENT RATE INFORMATION
Monthly Payment Rate	36.53%
Previous Collection Period Monthly Payment Rate	31.29%
Monthly Payment Rate 2 collection periods ago	37.19%
3-month Average Payment Rate	35.01%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumlation Amount	$0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$639,444.44
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$351,043.43

DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER		Page 2
21-Apr-03	VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections	Accrual	Distribution

From:	20-Mar-03
To:	20-Apr-03
Days:	32
LIBOR Rate	1.2837500%
(1 month)
Series #	1 Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$90,770,083.61	N/A	$610,770,083.61
1	Series 2000-1	100.00%	$500,000,000.00	$90,770,083.61	104.00%	$610,770,083.61	$500,000,000.00

VW CREDIT, INC. — SERVICER		Page 3
21-Apr-03	VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.720%
Invested Amount	$500,000,000.00	LIBOR	1.284%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.439%
Required Subordinated Amount	$90,770,083.61	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%
First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.281%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$90,770,083.61	$0.00
Floating Allocation Percentage	55.54%	55.54%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$321,054,814.53	$321,054,814.53	N.A	N.A.
New Principal Receivables	$363,645,543.15	$363,645,543.15	N.A	N.A.
Principal Default Amounts	$0.00	$0.00	N.A	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$90,770,083.61	$0.00
Floating Allocation Percentage	55.54%	55.54%
Non-Principal Receivables
Non-Principal Collections	$1,407,154.54
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$3,423.18

VW CREDIT, INC. — SERVICER		Page 4
21-Apr-03
VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous

Available Subordinated Amount (Previous)	$88,690,352.45	$87,319,985.49
(-)	Required Subordination Draw Amount	$0.00	$0.00
(-)	Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+)	Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$88,690,352.45	$87,319,985.49
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
( c ) Incremental Subordinated Amount	$42,824,878.13	$40,745,146.97
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$90,770,083.61	$88,690,352.45
Overconcentration Amount	$70,353,894.34	$63,770,212.44
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00

Required Non-Principal Distributions

Available Non-Principal Collections	$2,533,383.45	$2,842,683.07
Noteholder Non-Principal Collections	$1,407,154.54	$1,657,369.49
Residual Interestholder Non-Principal Collections	$1,126,228.91	$1,185,313.58
Investment Proceeds	$3,423.18	$3,154.72
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,286,806.63	$4,595,837.79
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$750,149.62	$714,657.34
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67